CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 25, 2002, relating to the financial statements and financial highlights, which appears in the December 31, 2001 Annual Report to Shareholders of Baron Capital Asset Fund which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Information" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP


New York, New York
April 25, 2002